Exhibit 10.34

KNOWLTON DEVELOPMENT CORPORATION, INC.

2021 OMNIBUS INCENTIVE PLAN

NOTICE OF RSU AWARD – CANADIAN PARTICIPANTS (DIRECTORS)

Except as otherwise indicated, any capitalized term used but not defined in this Notice of RSU Award (this “Notice”) shall have the meaning ascribed to such term in the Knowlton Development Corporation, Inc. 2021 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

You (the “Participant”) have been granted an Award of RSUs (the “Award”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached RSU Agreement (this Notice and the attached RSU Agreement, collectively, the “Award Agreement”).

Name:	[●]

Number of RSUs:	[●]

Date of Grant:	[●]

Vesting Schedule:	Subject to Section 2 of the RSU Agreement, the Award will vest in accordance with the following schedule:

[●]

The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

KNOWLTON DEVELOPMENT CORPORATION, INC.

By:
Name:
Title:

The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Agreement and the Plan.

By accepting and executing this Notice, the undersigned Participant acknowledges that in the event of a Termination of Service for any reason, (i) there will be no further RSUs granted after the date on which the Termination of Service occurs; (ii) except for the Participant’s Termination of Service due to death or Disability, no RSUs will vest after the date on which the Termination of Service occurs, and (iii) the undersigned Participant waives, and agrees that he/she will not be entitled to any damages or compensation arising from or related to not receiving any forfeited entitlements under the Award Agreement, including in respect of any RSUs which may have been granted or have vested after the date on which the Termination of Service occurs.

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For certainty, by accepting and executing this Notice, the undersigned Participant represents, warrants and acknowledges that he/she has read and understood the terms and conditions of the Notice, the Agreement and the Plan which: (i) state that he/she shall have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving any compensation which would have been granted or payable after the date on which the Termination of Service occurs, including but not limited to damages in lieu of notice at common law, civil law, contract or further to a judgment rendered by a tribunal of competent jurisdiction; and (ii) have the effect that, as applicable, no notice period corresponding to a notice of termination of employment or engagement or payment in lieu of any notice of termination of employment or engagement, shall be used for the purposes of calculating his/her entitlement under this Award Agreement. By accepting and executing this Notice, the undersigned Participant expressly waives any eligibility or entitlement to receive damages or payment in lieu of any forfeited amounts under the Award Agreement that would have vested, accrued or been paid during any notice period corresponding to a notice of termination of employment or engagement.

The parties have expressly required that this Notice, the Agreement and the Plan be drafted in the English language. Les parties ont expressément exigé que le présent avis, le Contrat et la Plan soient rédigés en langue anglaise.

PARTICIPANT

By:
[●]

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KNOWLTON DEVELOPMENT CORPORATION, INC.

2021 OMNIBUS INCENTIVE PLAN

RSU AGREEMENT – CANADIAN PARTICIPANTS (OTHER THAN DIRECTORS)

The Participant named in the attached Notice of RSU Award (the “Notice”) has been granted an Award of RSUs (the “Award”) pursuant to the Knowlton Development Corporation, Inc. 2021 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice and this RSU Agreement (this “Agreement”), dated as of [●], 202[●], between the Participant and Knowlton Development Corporation, Inc. (the “Company”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

1.    Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of RSUs is set forth in the Notice.

2.    Vesting Dates. Subject to Section 3, the Award shall vest on the dates set forth in the Notice.

3.    Termination of Service.

(a)    Other Than Due to Death. In the event of the Participant’s Termination of Service for any reason other than due to death, any RSUs that are not vested as of the date of such Termination of Service shall immediately expire and be forfeited on the date of such Termination of Service without consideration.

(b)    Due to Death. In the event of the Participant’s Termination of Service due to death, any RSUs that are not vested as of the date of such Termination of Service will vest in full.

4.    Change in Control. In the event of a Change in Control, the RSUs will be treated in accordance with Section 11(c) of the Plan.

5.    Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.

6.    Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date, one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy. Notwithstanding the foregoing, the delivery of Shares for the RSUs shall be deferred in accordance with any deferral election made by the Participant. Any such deferral shall be made pursuant to such terms determined by, and in such form provided by, the Company, including with respect to the timing of such election which shall be intended to provide for taxation upon delivery of the Shares for the RSUs.

7.    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company, to the full extent permitted by applicable law, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

8.    Not Normal or Ordinary Compensation, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) normal or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, retirement indemnity, vacation pay, or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose, except as required by applicable law.

9.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

10.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Knowlton Development Corporation, Inc.

[ADDRESS]

Attention: [●]

Email: [●]

If to the Participant, to the address of the Participant on file with the Company.

11.    No Right to Continued Engagement. The grant of the Award shall not be construed as giving the Participant the right to be retained as a director or in any other capacity, or to continue to provide services to, the Company or any Affiliate. The Participant waives any and all right to compensation or damages in consequence of Termination of Service (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as those rights arise or may arise from the Participant ceasing to receive RSUs, rights, or be entitled to any payment, under this Agreement, including in respect of any RSUs which may have been granted or have vested after the date of which the Termination of Service occurs.

12.    No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

13.    Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution, provided further that if the RSU is subject to Regulation 6801(d) of the Income Tax Regulations (Canada), any amount payable in respect of the RSU on death shall be paid only to the legal representative of the Participant or, if designated, to a dependant or relation of the Participant. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.

14.    Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

15.    Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

16.    Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that, notwithstanding the foregoing, the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

17.    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

18.    Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

19.    Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s engagement with the Company.

20.    Governing Law. This Agreement and the transactions contemplated hereby shall be governed by the laws of British Columbia, without application of the conflicts of law principles thereof.

21.    Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.

22.    References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

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